SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) made as of this 18th day of November, 2005 (the “Effective Date”), by and among Green Villa Holdings, Ltd. (“Green Villa”), a British Virgin Islands corporation, with its principal address at Akara Building, 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, those persons executing this Agreement whose names are set forth in the signature pages with the number of shares they own in Green Villa (collectively, the “Shareholders”), owning all of the issued and outstanding shares of capital stock of Green Villa, and Newsummit Biopharma Co., Inc (“Issuer”), a Delaware corporation, with its principal address at 398 Tianlin Road, 4th Floor, Xuhui District, Shanghai, The People’s Republic of China, and is a wholly-owned subsidiary of Green Villa.

WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of Green Villa (the “Shares”);

WHEREAS, the Shareholders desire to exchange all of their shares of capital stock of Green Villa for shares of common stock of the Issuer, as set forth in Schedule A attached hereto, with the result being that Green Villa will become a wholly owned subsidiary of Issuer; and

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do mutually agree as follows:

ARTICLE I
THE TRANSACTIONS

1.1  The Exchange. On the “Closing Date” as provided in Section 1.2, the Shareholders shall receive an aggregate of 10,000,000 shares of Issuer in exchange for all of the shares of capital stock of Green Villa (the “Exchange”), as set forth in Schedule A hereto, and Issuer shall receive shares of Green Villa representing all of the outstanding capital stock of Green Villa. No Shareholder shall have any right to receive fractional shares, but any fractional share shall be rounded to the nearest whole share.

1.2  Closing. The closing of the Exchange contemplated hereby (the “Closing”) shall be held on the next business day following the effectiveness of the Issuer’s Registration Statement. The date upon which the Closing shall occur shall be referred to as the “Closing Date.”

1.3  Nominee. Jun Ren, a Shareholder, holds the issued and outstanding shares of capital stock of Green Villa as nominee (the “Nominee”) for the Shareholders listed on Schedule A hereto. At Closing, the Nominee will transfer the issued and outstanding shares of capital stock of Green Villa to the Issuer to effectuate the Exchange on behalf of the Shareholders.

ARTICLE II
CLOSING DELIVERIES

2.1  Closing Deliveries by the Shareholders. At the Closing, in addition to documents referred to elsewhere herein, the Shareholders shall deliver, or cause to be delivered, in a form reasonably satisfactory to Issuer, stock certificates or lost stock affidavits representing the shares owned by the Shareholders, which collectively shall represent all the Shares to be transferred to Issuer as set forth above and a prospectus.

2.2  Closing Deliveries by Issuer. At the Closing, Issuer shall deliver to the Shareholders, certificates representing the shares of Issuer to be issued pursuant to the Exchange.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ISSUER

Issuer makes the following representations and warranties to Shareholders on and as of the date hereof, and the Closing Date, with the knowledge and understanding that the Shareholders are relying materially upon such representations and warranties.

3.1  Organization and Standing of Issuer. Issuer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The copies of the Certificate of Incorporation and By-laws of Issuer as amended to date, and made available to the Shareholders, are true and complete copies of those documents as now in effect.

3.2  Subsidiaries. Issuer has no subsidiaries and no interest in any other corporation, partnership, joint venture or other entity.

3.3  Capitalization. The authorized capital stock of Issuer, consists of 30,000,000 shares of common stock, of which there are no shares issued and outstanding, and 5,000,000 shares of preferred stock authorized, of which none have been issued.

3.4  Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute when executed and delivered by Issuer in accordance herewith, the valid and legally binding obligation of Issuer, enforceable in accordance with their respective terms.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF GREEN VILLA AND THE SHAREHOLDERS

Green Villa and the Shareholders make the following representations and warranties, jointly and severally, to Issuer as follows as of the date hereof and the Closing Date, with the knowledge and understanding that Issuer is relying materially upon such representations and warranties:

4.1  Organization and Standing of Green Villa. Green Villa is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary. Green Villa owns 80.08% of the capital stock of Shanghai Newsummit Biopharma Co., Ltd., a China based company (“Newsummit China”). Shanghai Fudan Science-Tech Park Investment Co. Ltd owns 3.98% of Newsummit China and Shanghai Science-Tech Investment Co, Ltd own the remaining 15.94% of Newsummit China.

4.2  Capitalization. Green Villa has 50,000 shares authorized with 40,000 shares of common stock issued and outstanding and no preferred stock. The shares of common stock of Green Villa that are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person.

4.3  Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by Green Villa with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement and consummation of the Exchange. No consents of any other parties are required to be received by or on the part of Green Villa to enable it to enter into and carry out its obligations under this Agreement.

4.4  Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by Green Villa and its Shareholders in accordance herewith, the valid and binding obligations of Green Villa and its Shareholders enforceable in accordance with their respective terms.

ARTICLE V
MISCELLANEOUS

5.1  Expenses. Each party hereto agrees to pay its own costs, fees and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.2  Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

5.3  Counterparts. This Agreement may be executed in counterparts, including by facsimile, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

5.4  No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

5.5  Entire Agreement. This Agreement, including any exhibits attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended, waived or changed except in writing, signed by the party to be bound thereby.

5.6  Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

5.7  Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of the Effective Date.

NEWSUMMIT BIOPHARMA CO., INC.

By:
Name: Title:

GREEN VILLA HOLDINGS, LTD.

By:	/s/ Jun Ren
Name: Jun Ren Title: Authorized Representative

SHAREHOLDER: Jun Ren

/s/ Jun Ren
(Signature)

No. of shares of Green Villa: 40,000 No. of shares of Issuer to be issued: 10,000,000

Tax ID No. or SS No.:_________________________

Street Address:  ______________________________

___________________________________________

SCHEDULE A

Every share of issued and outstanding stock owned by the Shareholders shall be exchanged for 250 shares of common stock of Newsummit.

Name of the Shareholder	Green Villa Shares owned	Issuer shares
Jun Ren	20,512	5,128,086
Praise Luck Investments Limited	4,744	1,185,984
Goldsmart Consultants Limited	4,144	1,035,930
Warner Technology & Investments Corp.	4,600	1,150,000
Jesup & Lamont Securities Corp.	6,000	1,500,000